Exhibits (16)(A) & (B)


                      MBL Variable Contract Account-7


Item: 28(b)(16)(A) Schedule of Computation for Yield Quotation




Unit      Unit                 Unit      Base
Value -   Value    =  Net      Value  =  Period   X  365/7 =  7-Day
12/29/95  12/22/95    Change / 12/22/95  Return               Yield

$17.799   $17.777     .022   /  $17.777  .001238          =  6.45%





Item: 28(b)(16)(B)  Schedule of Computation for Effective
                    Yield Quotation




    Effective Yield = [(Base Period Return + 1)365/7] - 1

                    = [(.001238 + 1)365/7] - 1

                    = 6.66%